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                                                                   Exhibit 10.26

                         CONTENT DISTRIBUTION AGREEMENT


THIS CONTENT DISTRIBUTION AGREEMENT is between DOW JONES & COMPANY, INC., a Delaware corporation ("Dow Jones") and the undersigned corporation, partnership or other legal entity ("Distributor").

Distributor owns and operates the electronic service defined in Exhibit A (the "Distributor Service"). Distributor wants to obtain from Dow Jones the right to receive the content defined in Exhibit B (the "Dow Jones Information") via the delivery methods defined in Exhibit C (the "Delivery Methods") and make available the Dow Jones Information to users who have access to a certain restricted area in the Distributor Service, all on the terms and conditions set forth below.

1.       GRANT OF RIGHTS; RESTRICTIONS.


         (a) ACCESS TO DOW JONES INFORMATION. Dow Jones hereby grants to Distributor, subject to the terms and conditions contained in this Agreement, a limited, non-exclusive, nontransferable right to: (i) receive via the Delivery Methods the Dow Jones Information; (ii) store only the most recent transmission of the Dow Jones Information on one host computer owned and operated by Distributor located within the United States (the "Distributor Host Computer"); and (iii) distribute and display the Dow Jones Information solely to "Registered Users" (as defined in Section l(b)(I)), solely by means of the Distributor Service and solely by means of the distribution methods defined in Exhibit A (the "Authorized Distribution Methods"). No provision of this Agreement shall be deemed to restrict or limit Dow Jones' right to market, sell, distribute, display or otherwise provide access to the Dow Jones Information directly or indirectly anywhere in the world, or enter into contracts, grant licenses or make arrangements with any other party to market, sell, distribute, display or otherwise provide access to the Dow Jones Information anywhere in the world. Distributor shall not sublicense or otherwise transfer or assign any right granted in Section I (a) to any other person or entity.


         (b) REGISTERED USERS.

                  (i) "Registered User" shall mean an individual who (A) provides at least his or her first and last name and email address to Distributor, (B) becomes legally bound by Distributor's online member agreement and (C) has access via the Restricted Area of the Distributor Service to any portion of the Dow Jones Information. Distributor shall not permit any corporation, partnership or other type of legal entity, other than an individual, to become a Registered User and receive access to any Dow Jones Information, without Dow Jones' prior written consent.

                  (ii) Distributor shall cause each Registered User to be legally bound by its online member agreement, a copy of which is attached to this Agreement as Exhibit D (the "Member Agreement"). Distributor shall not amend the Member Agreement in any way that is
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unfavorable to Dow Jones.

                  (iii) Distributor shall not post the Dow Jones Information in any "public" or "free" area, or area accessible without a password, on the World Wide Web.

         (c) ADDITIONAL LICENSE RESTRICTIONS.

                  (i) Distributor shall not distribute the Dow Jones Information to any third party other than a Registered User or distribute the Dow Jones Information through any means other than through the Restricted Area of the Distributor Service and the Authorized Distribution methods. Distributor shall not make the Dow Jones information available through third parties by incorporating or "bundling" the Distributor Service as one information source or service of many available through third-party front-end software or a third-party, electronic information service or Internet site. Distributor shall not permit Registered Users to access the Dow Jones Information via any interactive online or electronic information service other than the Distributor Service. Distributor shall not actively engage in or authorize making any, of the Dow Jones Information available: (a) as part of a "co-branded" or "private label" web site, web service, or Internet access service, or as part of a "channel" through a software or Internet service. or similar arrangements or relationships that offer or provide access to Dow Jones Information from or through other web sites, web services, or Internet access services; or (b) as part of the Distributor Service when "framed" and displaced as part of another web site or web service.

                  (ii) Distributor shall not allow the Dow Jones Information to be indexed by Web search engines or any search engine that is not integrated into the Distributor Service.

                  (iii) Distributor shall not grant any site or enterprise licenses to receive access to Dow Jones Information, without Dow Jones' prior written consent.

                  (iv) All rights not expressly granted to Distributor herein shall be retained by Dow Jones.

2.       DELIVERY OF DOW JONES INFORMATION.

         (a) DELIVERY AND INSTALLATION. Distributor shall acquire, install, operate and maintain at its expense all communications lines, equipment, software, services and related technology necessary to receive the Dow Jones Information via the Delivery Method. Distributor also shall be responsible for, and shall pay for, any development work, software or hardware relating to the setup and integration of the Dow Jones Information as part of the Distributor Service.

         (b) LIMITATIONS ON USE. Except as specifically provided herein, Distributor shall not use, store, manipulate, distribute or otherwise make available, and shall use reasonable commercial efforts to cause each third party who obtains access to Dow Jones Information (including, without limitation, any Registered User) not to use, store, manipulate, distribute or

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otherwise make available, any Dow Jones Information without the prior written consent of Dow Jones. Distributor shall not, and shall use reasonable commercial efforts not to permit any other party to, edit, alter or otherwise change in any manner the content, format or presentation of the Dow Jones Information, including, without limitation, all copyright and proprietary rights notices.

         (c) SERVICE PRESENTATION. Distributor shall insure that all Dow Jones Information available through the Distributor Service is identified as content from Dow Jones, including, without limitation, prominently displaying on the Distributor Service the Dow Jones-branded logos provided to Distributor by Dow Jones. Dow Jones shall have the right to approve the final design and presentation of the Dow Jones Information in the Distributor Service prior to the date the Dow Jones Information is first made commercially available in the Distributor Service (the "Commercial Availability Date"), and shall have the right to require reasonable changes in the presentation of the Dow Jones Information from time to time during the term of this Agreement.


         (d) QUALITY OF TRANSMISSIONS. Distributor shall use its best efforts to insure that each transmission of Dow Jones Information (i) is of high quality,
(ii) contains an accurate and complete copy of the Dow Jones Information which Distributor has been licensed to distribute, (iii) is free from errors or defects, and (iv) with the exception of isolated short-term technical difficulties, is made available to Registered Users within one hour after receipt from Dow Jones.


         (e) SPECIFICATIONS. Distributor shall adhere to the Dow Jones Composite Feed specifications, a copy of which has been provided to Distributor, and any updates thereof delivered to Distributor. Distributor shall not store, and shall dispose of, any codes and content it receives from Dow Jones hereunder other than the Dow Jones Information licensed hereunder.

3.       PROPRIETARY RIGHTS.

         (a) OWNERSHIP; COPYRIGHT. Distributor acknowledges and agrees that all ownership and proprietary rights (including, without limitation, the copyrights) to the Dow Jones Information are and shall remain the sole and exclusive property of Dow Jones or its licensors.

         (b) TRADEMARKS. Distributor acknowledges and agrees that Dow Jones or its licensors are the sole owners of the trademarks and service marks ("marks") used in connection with the Dow Jones Information and that nothing contained in this Agreement grants Distributor any right to use any Dow Jones Mark, logo or trade name, except as expressly provided in this Agreement.

         (c) INFRINGEMENT. Distributor shall promptly advise Dow Jones of any possible infringement of which Distributor becomes aware of any of Dow Jones' Marks, copyrights, trade secrets or other proprietary rights, or any use of the Dow Jones Information in violation of this Agreement.

4.       ADVERTISING AND PROMOTION.

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         (a) ADVERTISING. Distributor shall cause all advertising or promotional material that appears on the same screen display or web page as any Dow Jones Information to comply with the then-current Dow Jones Online Advertising Guidelines, as amended from time to time by Dow Jones in its sole discretion
(the "Ad Guidelines"). The current version of the Ad Guidelines are attached as Exhibit F. Dow Jones will deliver at least 30 days' advance notice prior to amending the Ad Guidelines.

         (b) PROMOTIONAL MATERIALS. Distributor shall not make, publish or distribute or cooperate with any third party in making, publishing or distributing any public announcements, press releases, advertising, marketing promotional or other materials (whether in print, electronically or otherwise) ("Materials") that use Dow Jones' name. logos, or Marks with regard to the execution or performance of this Agreement, without the prior written approval of Dow Jones. If Dow Jones has not notified Distributor of its disapproval within 10 days after Distributor delivers samples of a particular item of material, such Material shall be deemed approved.

5.       PAYMENTS.


         (a) CALCULATION OF PAYMENTS. Beginning on the earlier of (i) the Commercial Availability Date or (ii) 60 days after the Effective Date, Distributor shall pay to Dow Jones the payments ("Payments") defined in Exhibit E at the times set forth in Exhibit E.


         (b) PAYMENT. Within thirty (30) days after the end of each calendar month, Distributor shall deliver to Dow Jones a check in an amount equal to the Payment for such period, and a report setting forth sufficient information for Dow Jones to determine how the Payment was calculated, a breakdown of the number of Registered Users whose principal residence is outside the U.S. and Canada, and any other information agreed upon by both parties.

         (c) TAXES. Distributor shall pay any taxes, fees and similar governmental charges related to the execution or performance of this Agreement, other than applicable income taxes imposed on Dow Jones related to its receipt of Payments.

         (d) MAINTENANCE AND INSPECTION OF RECORDS. Distributor shall maintain complete and accurate books and records, in accordance with generally accepted accounting practices, of all matters related to its compliance with its obligations hereunder ("Records"). Dow Jones shall have the right itself, or through its authorized representatives, upon at least 30 days' prior written notice to inspect the Records of Distributor during normal business hours no more than twice per year; provided, however, if such inspection reveals an underpayment to Dow Jones of more than 4%, the cost of such inspection shall be paid by Distributor. Dow Jones will keep confidential all information obtained from such inspection. and use it solely for the purpose of verifying compliance with the terms hereof.

         (e) CURRENCY. All amounts are stated in U.S. Dollars and shall be paid in U.S.

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currency.

6.       INDEMNIFICATION.

         (a) BY DOW JONES. Dow Jones shall indemnify and hold harmless Distributor against all liabilities, costs and expenses (including reasonable attorneys' fees) incurred by Distributor that arise out of any claim asserted by a third party that the Dow Jones Information infringes a U.S. copyright (except for claims for which Dow Jones is entitled to indemnification under Section 6(b), in which case Dow Jones shall have no indemnification obligations with respect to such claim), provided that Distributor, upon receipt of notice of a claim that could result in Dow Jones indemnifying Distributor pursuant to this subsection, gives prompt written notice to Dow Jones of the existence of such claim and permits Dow Jones, if it so requests, either to conduct the defense of such claim or to participate with Distributor in the defense thereof and in any settlement negotiations relating thereto; provided, however, that Dow Jones shall not be required to pay any settlement amount that it has not approved in advance.


         (b) BY DISTRIBUTOR. Distributor shall indemnify and hold harmless Dow Jones against all liabilities, costs and expenses (including reasonable attorneys' fees) incurred by Dow Jones that arise out of any claim asserted by a third party that involves, relates to or concerns (i) the marketing, sale, or promotion by Distributor of the Distributor Service, (ii) any use by Distributor of any Dow Jones Information in violation of this Agreement; or (iii) any claim alleging that the Distributor Service infringes any patent, trade secret, copyright or other intellectual property rights of any third party; provided that Dow Jones, upon receipt of notice of a claim that could result in Distributor indemnifying Dow Jones pursuant to this subsection, gives prompt written notice to Distributor of the existence of such claim and permits Distributor, if it so requests, either to conduct the defense of such claim or to participate with Dow Jones in the defense thereof and in any settlement negotiations relating thereto; provided however, that Distributor shall not be required to pay any settlement amount that it has not approved in advance.


         (c) DISCLAIMER. DOW JONES PROVIDES THE DOW JONES INFORMATION "AS IS", WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES. FOR EXAMPLE, DOW JONES DOES NOT WARRANT THE ACCURACY, TIMELINESS, COMPLETENESS, ADEQUACY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE DOW JONES INFORMATION, AND DOW JONES SHALL NOT BE LIABLE TO DISTRIBUTOR OR TO ANY THIRD PARTY WITH RESPECT TO ANY ACTUAL OR ALLEGED INACCURACY, UNTIMELINESS, INCOMPLETENESS, INADEQUACY, UNMERCHANTABILITY OR UNFITNESS. DISTRIBUTOR SHALL NOT MAKE ANY STATEMENT RESPECTING THE DOW JONES INFORMATION THAT IS CONTRADICTORY TO OR INCONSISTENT WITH THE FOREGOING STATEMENTS.

7.       TERM AND TERMINATION.

         (a) TERM. The term of this Agreement shall commence on the Effective Date (defined

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on last page of this Agreement) and shall terminate on the first anniversary of the Effective Date. Unless either party delivers to the other written notice of nonrenewal at least 60 days prior to the end of the then-current term or renewal term, this Agreement shall automatically be extended for additional one year terms.

         (b) UNCURED BREACH. If either party shall breach any provision contained in this Agreement (other than a breach of Section 8, which shall be deemed incurable) and such breach is not cured within 30 days after receiving written notice of such breach from the other party, the party giving such notice may then deliver a second written notice to the breaching party, terminating, this Agreement, in which event this Agreement, and the licenses granted hereunder. shall terminate on the date specified in such second notice.

         (c) CESSATION OF SERVICE. If Dow Jones discontinues publishing or commercial distribution of the Dow Jones Information, then either party may cancel this Agreement upon thirty (30) days' prior written notice to the other party.

         (d) INSOLVENCY. In the event that either party, shall be adjudged insolvent or bankrupt, or upon the institution of any proceedings by it seeking relief, reorganization or arrangement under any laws relating to insolvency, or if an involuntary petition in bankruptcy is filed against such party and said petition is not discharged within 60 days after such filing, or upon any assignment for the benefit of its creditors, or upon the appointment of a receiver, liquidator or trustee of any of its assets, or upon the liquidation, dissolution or winding up of its business (an "Event of Bankruptcy"), then the party affected by any such Event of Bankruptcy shall immediately Give notice thereof to the other party, and the other party at its option may terminate this Agreement, and the licenses granted hereunder, upon written notice.

         (e) CHANGE IN CONTROL. If there is a direct or indirect change in the effective voting control of Distributor, or if Distributor merges into or is acquired by a third party, or if Distributor sells or transfers the Distributor Service or all or substantially all of the assets of the business unit containing the Distributor Service to a third party (a "Change in Control"), then Distributor shall give prompt written notice thereof to Dow Jones, and Dow Jones at its option may, within 30 days after receipt of such notice or immediately, if no timely notice is given, terminate this Agreement immediately by, delivering written notice. Distributor may notify, Dow Jones in writing of any proposed Change in Control prior to its proposed effectiveness, and Dow Jones shall, within 30 days after receipt of such notice, notify Distributor whether Dow Jones would exercise its right to terminate this Agreement if such proposed Change in Control were consummated.



         (f) EFFECT OF TERMINATION. Upon the expiration or termination of this Agreement for any reason, Distributor shall (i) immediately inhibit all access to the Dow Jones Information through the Distributor Service, (ii) delete any Dow Jones Information then stored on the Distributor Host Computer, (iii) cease advertising and promoting the availability of the Dow Jones Information via the Distributor Service and (iv) discontinue all uses of Dow Jones' trade


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names or Marks. In addition, upon expiration or termination of this Agreement, each party, at its expense, shall promptly return to the other all copies of the other party's Confidential Information.

8.       CONFIDENTIAL INFORMATION.


         Distributor and Dow Jones understand and agree that in the performance of this Agreement each party may have access to private or confidential information of the other party, including, but not limited to, trade secrets, marketing and business plans and technical information, which is designated as confidential by the disclosing party in writing, whether by letter or by the use of a proprietary stamp or legend, prior to or at the time it is disclosed to the other party ("Confidential Information"). Both parties agree that the terms of this Agreement. including without limitation its financial terms such as the Payments and the information contained in reports, shall be deemed Confidential Information owned by the other party. Distributor acknowledges and agrees that the technical and functional specifications and the code and design of the Composite Feed and all tools and utilities supplied by Dow Jones to Distributor are Confidential Information of Dow Jones. In addition. information that is orally disclosed to the other party shall constitute Confidential Information if within 10 days after such disclosure the disclosing party delivers to the receiving party a written document describing such Confidential Information and referencing the place and date of such oral disclosure and the names of the employees of the party to whom such disclosure was made. Each party agrees that:
(i) all Confidential Information shall remain the exclusive property of the owner; (ii) it shall maintain, and shall use prudent methods to cause its employees and agents to maintain, the confidentiality and secrecy of the Confidential Information; (iii) it shall not, and shall use prudent methods to ensure that its employees and agents do not, copy, publish, disclose to others or use (other than pursuant to the terms hereof) the Confidential Information: and (iv) it shall return or destroy all copies of Confidential Information upon request of the other party. Notwithstanding the foregoing, Confidential Information shall not include any information to the extent it (i) is or becomes a part of the public domain through no act or omission on the part of the receiving party, (ii) is disclosed to third parties by, the disclosing party without restriction on such third parties, (iii) is in the receiving party's possession, without actual or constructive knowledge of an obligation of confidentiality with respect thereto, at or prior to the time of disclosure under this Agreement, (iv) is disclosed to the receiving party by a third party having no obligation of confidentiality with respect thereto, (v) is independently developed by the receiving party without reference to the disclosing party's Confidential Information or (vi) is released from confidential treatment by written consent of the disclosing party.


9.       MISCELLANEOUS.

         (a) NOTICES. All notices shall be in writing, and delivered by certified mail, return receipt requested, overnight courier service, or by facsimile with confirmation to the address set forth on the signature page, or other address stipulated in writing by a party. Notice shall be deemed delivered and received on the date it is actually received.

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         (b) AMENDMENT, ASSIGNMENT. This Agreement may not be amended except in a writing executed by authorized representatives of Distributor and Dow Jones. Any such purported assignment without such prior written consent shall be void. Neither party may assign this Agreement, or sublicense, assign or delegate any right or duty hereunder, without the prior written consent of the other. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         (c) SURVIVAL OF CERTAIN PROVISIONS. The rights and obligations in Sections 3(a), 3(b), 3(c), 5(b), 5(c), 5(d), 5(e), 6, 7(f), 8 and 9 shall survive termination or expiration of this Agreement for any reason.

         (d) CONSEQUENTIAL DAMAGES. Except for amounts payable pursuant to
Section 6 or resulting from a breach of Section 8, neither party shall be liable to the other for any damages other than direct damages, including but not limited to consequential, indirect, special, exemplary, or punitive damages, or any lost revenues or lost profits, even if advised of the possibility of such damages.

         (e) ENTIRE AGREEMENT. This Agreement contains the final and entire agreement of the parties on the subject matter herein and supersedes all previous and contemporaneous verbal or written negotiations or agreements on the subject matter herein.

         (f) WAIVER. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

         (g) SEPARABILITY. If any provision of this Agreement or its application in a particular circumstance is held to be invalid or unenforceable to any extent, the remainder of the Agreement, or the application of such provision in other circumstances, shall not be affected thereby, and each provision shall be valid and enforced to the fullest extent permitted by law.

         (h) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States, applicable to contracts wholly made and wholly performed in the State of New York, United States. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods.

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         IN WITNESS WHEREOF, duly authorized representatives of both parties hereto have executed this Agreement as of 1/22/99 ("Effective Date"):


MEDSCAPE, INC.                         DOW JONES & COMPANY, INC.

By:      /s/ Paul T. Sheils            By:       /s/ Jessica Perry
    -------------------------              ------------------------------------
Name:    Paul T. Sheils                Name:    Jessica Perry
Title:                                 Title:   Director, Internet Distribution
Date:                                  Date:    1-22-99


Address for Notices:                   Address for Notices:
134 West 29th Street                   U.S. Highway I at Ridge Road
New York, NY 1000 1-5399               South Brunswick, NJ 08852
                                       Attn.:  Executive Director,
                                               Content and Distribution,
                                               Dow Jones Interactive Publishing,
                                       Fax: 609-520-4072

                                       with a copy to the same street address,
                                       but
                                       Attn.:   Legal Dept.
                                       Fax:     609-520-4021

                                        9
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                                    EXHIBIT A
                     DESCRIPTION OF THE DISTRIBUTOR SERVICE;
                   AUTHORIZED DISTRIBUTION METHODS; TERRITORY


Description of Service:

The Distributor Service is a Web site owned and operated by Distributor at
<www.medscape.com>. The Distributor Service provides access to news, information and services to the medical community. Distributor plans to incorporate a "Money and Medicine" feature into the Distributor Service ("Restricted Area"). Only Registered Users will have access to the Restricted Area. The "Money and Investing" feature will offer Registered Users personal investing news and information and resources to assist medical professionals in managing their practice.


Authorized Distribution Methods:

Distributor will only make the Dow Jones Information available through the Restricted Area to Registered Users and solely through the World Wide Web.


Archive:

Distributor shall only make available the most recent transmission of the Dow Jones Information to Registered Users.


Additional Terms:

Distributor agrees to submit an application to Dow Jones to become a member of The Wall Street Journal Interactive Edition Affiliates Program.

                                       10
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                                    EXHIBIT B
                    DESCRIPTION OF THE DOW JONES INFORMATION

The Dow Jones Information will include Dow Jones Online News ("DJON") stories coded as:

1.       Top Health-Care News (stories coded with P/DHZ) ("Health Care
         Stories"); and

2. Business and Financial News Summary (stories coded with Pi'DBZ) ("Business and Financial Stories").

DJON is a newswire written and edited for the private investor and business end-user. Its approximately 300 stories per business day, provide coverage of corporate developments, and market and economic news.

The DJON stories that Dow Jones delivers to Distributor will not include stories from The Wall Street Journal, Smart money or Barron's.

                                       11
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                                    EXHIBIT C
                                DELIVERY METHODS


Dow Jones will deliver the Health Care Stories to Distributor every day at 12 noon and 5 p.m. via FTP or email in HTML or ASCII format on an as available basis.

Dow Jones will deliver the Business and Financial Stories to Distributor throughout the day via FTP or email in HTML or ASCII format on an as available basis.

                                       12
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                                    EXHIBIT D
                                MEMBER AGREEMENT

                                       13
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Medscape Terms of Service Agreement and Disclaimer

The following provisions govern the use of Medscape by Medscape members. Members agree to the following by submitting a member registration form. Members receive free access to all Medscape's features, including a subscription to MedPulse, the weekly email newsletter listing what's new on Medscape.

Copyright and Trademarks

The entire contents and design of Medscape are protected under U.S. and international copyrights. Medscape is for your personal noncommercial use. You may not modify, copy, distribute, transmit, display, or publish any materials contained on Medscape without the prior written permission of Medscape or the appropriate copyright owner. Please refer to the copyright notice for more information. Certain names and logos are trademarks and service marks of Medscape and third parties and may not be used without permission.

Disclaimer


(i) MEDSCAPE IS PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS, WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF TITLE, OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; (ii) YOUR USE OF MEDSCAPE IS AT YOUR OWN RISK; (iii) ACCESS TO MEDSCAPE MAY BE INTERRUPTED AND INFORMATION PROVIDED MAY NOT BE ERROR FREE; AND (iv) NEITHER MEDSCAPE INC., MEDSCAPE PUBLISHERS' CIRCLE(R) MEMBERS, NOR ANYONE ELSE INVOLVED IN CREATING, PRODUCING OR DELIVERING MEDSCAPE OR THE MATERIALS CONTAINED THEREIN, ASSUMES ANY LIABILITY OR RESPONSIBILITY FOR THE ACCURACY, COMPLETENESS, OR USEFULNESS OF ANY INFORMATION PROVIDED ON MEDSCAPE, NOR SHALL THEY BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF YOUR USE OF, OR INABILITY TO USE, MEDSCAPE.


Medical Disclaimer

All clinical material published by Medscape (which excludes materials published on the MD Web Site) undergoes peer review to ensure fair balance, objectivity, independence, and relevance to educational need. The editors of the material herein have consulted sources believed to be reliable in their efforts to provide information that is in accord with the standards accepted at the time of posting. However, in view of the possibility of error by the authors, editors, or publishers of the works contained in Medscape, neither Medscape Inc., nor Medscape Publishers' Circle members, nor any other party involved in the preparation of material contained on Medscape represents or warrants that the information contained herein is in every respect accurate or complete, and they

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are not responsible for any errors or omissions or for the results obtained from the use of such material. Readers are encouraged to confirm the information contained herein with other sources. Patients and consumers reading articles posted on Medscape should review the information carefully with their professional health care provider. The information is not intended to replace medical advice offered by physicians. Medscape Inc. and Medscape Publishers' Circle members make no representations or warranties with respect to any treatment, action, or application of medication or preparation by any person following the information offered or provided within or through Medscape. Medscape Inc. and Medscape Publishers' Circle members will not be liable for any direct, indirect, consequential, special, exemplary, or other damages arising therefrom.

The advertisers who purchase BannerLinks(R) on Medscape have no influence on editorial content or presentation. Moreover, the posting of particular BannerLinks(R) does not imply endorsement by Medscape or its Editors.

Financial Disclaimer

The financial content, including all financial data, editorial content and advertising (hereafter referred to together as "Financial Content"), provided on Medscape is intended for personal use and entertainment and does not constitute investment advice, nor is it an offer to buy or sell or a solicitation of an offer to buy or sell any security. For investment decisions, always consult a professional investment advisor. Financial Content that appears on Medscape does not mean that Medscape endorses such content. In addition, Medscape makes no representation that financial information is accurate, complete, or timely.

Stock quotes, provided by S&P Comstock through an agreement with Stockpoint, are delayed 15 minutes for NASDAQ and 20 minutes for other exchanges. Your actual receipt of stock quotes may be affected by delays in transmission over the Internet and by other causes.

Guardian Publishing/TriArc Advisors LLC provide editorial content to Medscape. Their publications are designed to provide general information in regard to the subject matter covered, however, if legal or financial advice or other expert assistance is required, consult a legal or financial professional advisor.

The Medscape 50 Health care Index was assembled based on expert advice from ING Baring Furman Selz LLC. The purpose of the index is to represent various categories of the health care industry for informational and entertainment purposes only. This index should not be used and does not represent a recommendation for personal investment or portfolio advice and should not be construed as an endorsement by Medscape.

Medscape may make online trading access available on its site through relationships with various financial brokerage houses. Typically, you need to create accounts with these companies through their own specific website and those companies will be solely responsible for its services to you. Therefore, Medscape is not liable for any of these services or problems with your account and you

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agree to not hold Medscape liable for these issues. Medscape is not a registered broker-dealer and any advertising or promotional arrangements made with these companies should not be construed as endorsement by Medscape.

The content available through Medscape from Dow Jones is the property of Dow Jones and is protected by copyright and other intellectual property laws. Content published by Dow Jones may be displayed, reformatted and printed for your personal, non-commercial use only. You agree not to reproduce, retransmit, distribute, display, sell, publish, broadcast or circulate any content published by Dow Jones to anyone, including but not limited to others in the same company or organization, without the express prior consent of Dow Jones, with this one exception:

You may, on an occasional and irregular basis, disseminate an insubstantial portion of content published by Dow Jones, for a noncommercial purpose, without charge, and in non-electronic form, to a limited number of individuals, provided you include all copyright and other proprietary notices with such portion of the content in the same form in which the notices appear in Dow Jones, and the phrase "Used with permission from Dow Jones."

Indemnification

You agree to hold harmless and indemnify Medscape Inc., the Publishers' Circle members, the Editors and their agents, and the contributors to Medscape, against any liability for any claims and expenses, including reasonable attorney's fees, relating to any violation of the terms of this Agreement or arising out of any materials submitted by you.

Governing Law; Jurisdiction; Statute of Limitations. (make a heading)

This Agreement shall be governed by the laws of the State of New York applicable to agreements wholly made and performed in New York without regard to its conflict of laws principle. Before seeking legal recourse for any harm you believe you have suffered from your access to Medscape, you will give Medscape written notice specifying the harm and 30 days to cure the harm after providing such notice. In the event that you believe you have been irreparably harmed by any cause of action relating to Medscape, you agree to inform Medscape Inc. in writing and grant Medscape Inc. thirty (30) days to cure the harm before initiating any action. Any legal action, suit or proceeding arising out of or relating to this Agreement or a breach thereof, shall be instituted in a court of competent jurisdiction in New York County, New York, and you hereby consent and submit to personal jurisdiction of such court, waive any objection to venue in such court and consent to service of process by overnight courier or express mail at your last known address. Any cause of action initiated by you must be initiated within one (1) year after the claim or cause of action has arisen or it will be barred.

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Acceptance Procedure

By submitting a Medscape membership application form or accessing materials on Medscape you agree with all the terms and conditions of this Agreement. You further agree that this agreement and the terms and conditions hereof, including all disclaimers set forth herein, shall inure to the benefit of the Publishers' Circle members, the editors and their agents, and the contributors to Medscape, as third party beneficiaries hereto, to the same extent that this agreement inures to the benefit of Medscape.


Medscape reserves the right, at its sole discretion, to change the terms and conditions of this Agreement from time to time and your access of Medscape will be deemed to be your acceptance of and agreement to any changed terms and conditions.

Medscape may contain links to web sites operated by other parties. Such links do not imply Medscape's endorsement of material on any other site and Medscape disclaims all liability with regard to your access of such linked web sites.

Medscape's Policy on Member Privacy

Please see Medscape's Member Privacy Statement.

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                                    EXHIBIT E


Distributor will pay to Dow Jones a monthly fee equal to the greater of.

         (i) U.S. $3,500; or

         (ii) 50% of all amounts received by Distributor for the sale of advertising on the same screen display or web page as the Dow Jones Information with the following exception:

If Distributor displays headlines (without the full-text) from the Dow Jones Information on the Front Page of the Restricted Area, then Distributor shall not be required to share revenues with Dow Jones from advertising, that appears on that page, so long as: (a) the headlines link to the full-text stories, and (b) the Front Page displays, references or links to a majority, of the following features:

         (1)      DJIA Market Index
         (2)      NASDAQ Market Index
         (3)      S&P 500 Market Index
         (4)      Personal portfolios
         (5)      Stock quote lookup and symbol search
         (6)      Medscape Index
         (7)      Financial question of the day feature
         (8)      Advice column feature
         (9)      Ask-the-experts email feature
         (10) News and information on the topics of Personal Finance, Physician Finance and Practice Management

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                                    EXHIBIT F

          DOW JONES ONLINE ADVERTISING GUIDELINES (AS OF OCTOBER, 1998)

Advertising, or promotional materials related to the following products or services shall not appear on any screen display or web page on which any Dow Jones Information, or any Dow Jones Mark, trade name or logo, appears:

Tobacco products

Pornography or "adult services", including, without limitation, massage parlors or escort services)

Alcohol

Firearms

Employment recruiting

Business research services

Advertisements for any product or service which gratuitously or excessively uses the word "sex" or other sexually explicit or vulgar term or description

Games of chance, lotteries, gambling sites, and other products, services or web sites involving wagering.

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